Exhibit 99.1

AUTOBYTEL APPROVES STOCK REPURCHASE PROGRAM

-- Company Authorized to Repurchase up to $1.5 Million of its Common Stock --

IRVINE, Calif. -- Autobytel Inc. (Nasdaq: ABTL), a leading provider of online consumer purchase requests and marketing resources for the automotive industry, today announced that its Board of Directors has approved a stock repurchase program that authorizes the repurchase of up to $1.5 million of the company’s common stock.

Under the repurchase program, Autobytel may repurchase common stock from time to time on the open market or in private transactions.  The company will fund the repurchases through the use of available cash.  The timing and extent of the repurchases will depend upon market conditions and other corporate considerations at the company’s sole discretion.  Autobytel currently has approximately 46 million shares of common stock outstanding.

“Authorization of this stock repurchase program reflects our financial performance for 2011 and positive outlook for the company, along with the turnaround in the automotive industry,” said Jeffrey H. Coats, President and Chief Executive Officer of Autobytel.  “It also is indicative of our commitment to enhancing shareholder returns.”

Autobytel recently announced that it expects to report profitable operations for the full 2011 year and fourth quarter ended December 31, 2011.  The company expects to report actual results for the full 2011 year and fourth quarter on March 1, 2012.

About Autobytel Inc.
Autobytel Inc., an online leader offering consumer purchase requests and marketing resources to car dealers and manufacturers and providing consumers with the information they need to purchase new and used cars, pioneered the automotive Internet when it launched autobytel.com in 1995.  Autobytel continues to offer innovative products and services to help consumers buy, and auto dealers and manufacturers sell, more used and new cars.  Autobytel has helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and helped every major automaker market its brand online.  Through its flagship website Autobytel.com®, its network of automotive sites, including Dealershipjobs.com, Autoweb.com®, AutoSite.com®, Car.comsm, CarSmart.com® and its respected online partners, Autobytel continues its dedication to innovating the industry’s highest quality internet programs to provide consumers with a comprehensive and positive automotive research and purchasing experience, and auto dealers, dealer groups and auto manufacturers with one of the industry’s most productive and cost-effective customer referral and marketing programs.  For more information, please visit www.autobytel.com.

Forward-Looking Statements Disclaimer
The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws.  These forward-looking statements are not guarantees of actual performance or results or the level of performance or results and involve assumptions and risks and uncertainties that are difficult to predict.  Actual performance, outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements.  Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production resulting from natural disasters in Japan and Thailand; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by Autobytel; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission.  Investors are strongly encouraged to review the company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of Autobytel and the market price of the company’s stock.  In addition, current year financial information could be subject to change as a result of subsequent events or the finalization of the company’s financial statement close which culminates with the filing of the company’s Annual Report on Form 10-K for the current year.

Investor Relations
PondelWilkinson Inc.
Roger Pondel/Laurie Berman, 310-279-5980
investor@pondel.com
or

Media Relations
MSC-PR
Michelle Suzuki, 310-444-7115
michelle@msc-pr.com
or

Media Relations
Autobytel Inc.
Jim Helberg, 949-862-1395
jimh@autobytel.com

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